UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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DUPONT PHOTOMASKS, INC.
(Name of Registrant as Specified In Its Charter)

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The following is the text of an e-mail message sent to employees of DuPont Photomasks, Inc. on October 5, 2004 by Marshall Turner, Chairman and Chief Executive Officer of DuPont Photomasks, Inc.

October 5, 2004

To our employees,

Today, we announced very exciting news for DuPont Photomasks:  we signed a definitive agreement under which Toppan Printing, Co., Ltd. (“Toppan”) will acquire all of the outstanding shares of DuPont Photomasks.  This transaction will create the world’s premier manufacturer of photomasks.

Together with Toppan, we will leverage the technology, global presence and financial strength of the two companies to meet the increasingly sophisticated and divergent product and service requirements of a global customer base.  This will also open up new growth prospects and provide increased stability for the company.  And it promises to offer new and exciting career opportunities for us.

Under the terms of the agreement, DuPont Photomasks shareholders will receive US$27.00 in cash per share. Following completion of the transaction, DuPont Photomasks will become a wholly-owned subsidiary of Toppan to be named Toppan Photomasks, Inc. (“Toppan Photomasks”). Our headquarters will remain in Round Rock. As is customary, the transaction is subject to regulatory approvals and DuPont Photomasks shareholder approval, and is expected to close in early 2005.

After closing, we will continue to operate our company as a distinct business, in close coordination with Toppan’s other photomask operations. Akihiro Nagata, a senior managing director of Toppan and head of Toppan’s Electronics Division, will also become the chairman of Toppan Photomasks.  I will continue to be the chief executive officer.  Both Toppan and I highly value the contributions made by each of you, and we will seek to ensure long-term career opportunities for you.

For those of you who are unfamiliar with Toppan, they are one of Japan’s largest companies and one of the leading printing companies in the world.  Based on printing technology, Toppan has branched into eight diverse business fields including security cards, commercial printing, publications printing, e-business, packaging, decorative materials, optronics, and electronics.  (Toppan Photomasks will report into the electronics division of Toppan.)  In their fiscal year ended March 31, 2004, Toppan posted revenues in excess of US$11 billion, with the electronics division, including photomasks, accounting for approximately 20% of the total. They currently employ more than 32,000 people globally.

As our two companies discussed the possibilities of this transaction, it became readily apparent that DuPont Photomasks and Toppan are an ideal fit.

First, there is very little overlap in our customer base.  Our combined presence throughout the world will result in a company that is poised to meet the demands of an increasingly global customer base.

Second, there is very little overlap in our manufacturing locations.  The combined entity will operate the industry’s most extensive global photomask production network spanning China, France, Germany, Japan, Korea, Singapore, Taiwan and the United States.

And third, each of our company’s technology is highly regarded by customers around the world.  Together, through the leverage provided by coordinating our world-class R&D staffs, we expect to continue to develop unique and exciting technologies, more quickly and efficiently, in order to help our customers solve the increasing challenges of advanced chip production.

In cultural terms, also, the fit is excellent. Based on meetings and discussions with Toppan executives, I am confident that the forthcoming integration process will be both smooth and thoughtful.  Once the transaction is completed, an integration team will be formed that will quickly identify and deliver the many synergies available to the new company.

In the short-term, the necessary regulatory and shareholder approval processes must run their course.  As a result, until we complete that process, we will continue to operate DuPont Photomasks as if the transaction was not pending.  In accordance with applicable laws, we therefore insist that, until the transaction closes, all communications with Toppan must be cleared through Jim Boeckman, our General Counsel.

In the meantime, we must continue to build upon the recent outstanding performance we have demonstrated to our customers around the globe and remain diligently focused on delivering to them world-class technology, quality and service.  In other words, to make this transaction go smoothly, we must continue to focus on our number 1 priority:  our customers.

Today’s news is positive for all of us, as well as for our shareholders, customers and business partners around the world.  However, I recognize that change of this sort can bring about uncertainty and concern.  Therefore, beginning today and continuing throughout the next few months, we will keep you informed of the status of the transaction through various forms of communications, including site meetings with local and corporate management and frequent emails.  In addition to getting information through your local site management, we will soon send out a special email address that will be monitored by corporate HR, providing you an opportunity to give feedback or questions.

As is our standard policy with corporate news, it is most important that if the media, or members of the public approach you regarding this transaction, please refer them to our company spokesperson in Round Rock, Tom Blake – telephone 512-310-6562.

This is an exciting time for us all. I am confident that working as a team with Toppan, we will create the world’s premier photomask company and enjoy professional and personal success for many years to come.

Signed:

Marshall Turner

Chairman and Chief Executive Officer

DuPont Photomasks, Inc.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties concerning Toppan’s proposed acquisition of DuPont Photomasks and the benefits of the pending acquisition. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. Potential risks and uncertainties regarding the acquisition include, among others, the requirement that DuPont Photomasks’ stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the Securities and Exchange Commission  (“SEC”) and under applicable antitrust laws, other conditions to the closing of the merger, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on DuPont Photomasks’ operating results and customer, supplier, employee and other  relationships.  More information about potential factors that could affect DuPont Photomasks’ business and financial results is included in DuPont Photomasks’ Annual Report on Form 10-K for the fiscal year ended June 30, 2004 which is on file with the SEC and available at the SEC’s website at www.sec.gov.  The forward-looking statements are made as of the document date hereof and DuPont Photomasks disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It

DuPont Photomasks will file a proxy statement and other documents regarding the proposed merger described in this document with the SEC. DUPONT PHOTOMASKS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of DuPont Photomasks seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by DuPont Photomasks with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by DuPont Photomasks with the SEC may also be obtained free of cost by directing a request to: Investor Relations Department, DuPont Photomasks, 131 Old Settlers Boulevard, Round Rock, TX  78664, USA. You may also read and copy any reports, statements and other information filed by DuPont Photomasks at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, USA or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.  DuPont Photomasks and Toppan and their respective directors, executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies of DuPont Photomasks stockholders in connection with the proposed merger. Certain directors and executive officers of DuPont Photomasks may have interests in the merger, including employment agreements, severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of DuPont Photomasks common stock generally, and their interests will be described in the proxy statement that will be filed by DuPont Photomasks with the SEC.